SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event) May 24, 2006
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or Other Jurisdiction of Incorporation)	0-29392 (Commission File Number)	88-0379834 (I.R.S. Employer Identification No.)
4415 Caribou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note
     Calais Resources, Inc. (the “Corporation”) is filing this Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Prior Report”) that was filed with the Securities and Exchange Commission on May 30, 2006 to update the Prior Report as the result of the Corporation’s receipt of a response letter concerning the Prior Report from the Corporation’s certifying accountant, KPMG LLP (“KPMG”).
Item 4.01 Changes in Registrant’s Certifying Accountant.
     On May 24, 2006 (the “Notification Date”), the Corporation’s certifying accountant, KPMG LLP (“KPMG”), notified the Corporation that it would not be standing for reappointment as the Corporation’s auditors for the fiscal year ending May 31, 2006 (FY 2006).
     The report of KPMG for the year ended May 31, 2004 (FY 2004) did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP had a separate report on the financial statements as of and for the years ended May 31, 2004 and 2003 titled “Comments by Auditor For U.S. Readers on Canada-U.S. Reporting Difference” which stated:
     “In the United States, reporting standards require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the directors dated September 9, 2004 is expressed in accordance with Canadian reporting standards which does not permit a reference to such events and conditions in the auditors report when these are adequately disclosed in the financial statements.”
     The Company has not filed KPMG’s report for year ended May 31, 2005 (FY 2005), because of severe financial difficulties brought on by events reported in the Corporation’s Quarterly Report on Form 10-QSB for the period ending August 31, 2004, the result of which left the Corporation substantially without cash, employees or legal or audit services for the period beginning in the third quarter of its 2005 fiscal year ending May 31, 2005. The Corporation is actively working with its accountants and legal counsel to bring the Corporation back to full reporting compliance as quickly as possible.
     The decision to change accountants has not been recommended or approved by the Board of the Corporation.
     During the Corporation’s two prior fiscal years and the period from May 31, 2005 through the Notification Date, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Corporation’s financial statements. In addition, for the same periods, there have been no reportable events (as defined in Regulation S-B Item 304 (a)(1)(iv)(B).
     The Corporation has provided KPMG with a copy of the Prior Report, as amended by this Amendment No. 1, and requested that KPMG furnish a letter to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. KPMG has furnished such a letter stating that it agrees with the Prior Report, as amended by this Amendment No. 1. KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
The following exhibits are filed herewith as part of this amended Current Report on Form 8-K:

Exhibit
Number	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated June 1, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)
June 1, 2006	By:	/s/ David K. Young
David K. Young, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated June 1, 2006.